UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event recorded): August 11, 2020

PLYZER TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-127389	99-0381956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Admiral Road, Toronto, ON, M5R 2L5

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (416) 860 - 0211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

ITEM 8.01.OTHER EVENTS.

Extension for Filing of Form 10-Q

The ongoing COVID-19 pandemic has caused disruptions in the Company’s day-to-day activities, including requiring the Company’s staff to work from home, which has slowed the Company’s routine quarterly close process. In addition, typical quarter end financial supporting activities, such as valuation of derivatives associated with convertible notes is taking longer than usual time due to high degree of conversions. Further, the Company’s annual financial statements have not yet been completed and submitted to the auditors. This, in turn, has caused and will continue to cause delays in the Company’s ability to complete its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (the “Quarterly Report”). As a result, the Company will be relying on the SEC’s Order under Section 36 of the Exchange Act (Release No. 34-88465) to delay the filing of its Quarterly Report. The Company expects to file the Quarterly Report on or around September 28, 2020, which is 45 days from the original filing deadline of August 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2020

PLYZER TECHNOLOGIES INC.

By: /s/ Terence Robinson

Terence Robinson

Chief Executive and Financial Officer